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                               EXHIBIT 2
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IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc are
                 Investment advisors in accordance with
                    Section 240.13d -1(b) (1)(ii)(E)

Each of the undersigned hereby affirms the identification and Item 3 Classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.



Date: August 9, 2002


                             SALOMON SMITH BARNEY HOLDINGS INC.


                             By: /s/ Joseph B. Wollard
                                 --------------------------------
                                 Name:  Joseph B. Wollard
                                 Title: Assistant Secretary


                             CITIGROUP INC.


                             By: /s/ Joseph B. Wollard
                                 --------------------------------
                                  Name:  Joseph B. Wollard
                                  Title: Assistant Secretary